Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-267824 on Form S-3 and in Registration Statement No. 333-266717 on Form S-8 of our report dated March 18, 2024, relating to the financial statements of National CineMedia, Inc. and subsidiaries, appearing in this Annual Report on Form 10-K of National CineMedia, Inc. for the year ended December 28, 2023.

/s/ Deloitte & Touche LLP
Denver, Colorado
March 18, 2024